UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2010

AUXILIO, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27507	88-0350448
(Commission File Number)	(I.R.S. Employer Identification No.)

27401 Los Altos, Suite 100, Mission Viejo, California 92691
(Address of principal executive offices)

(949) 614-0700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Ms. Sasha Gala

Effective January 1, 2010, the Company entered into a new employment agreement with Sasha Gala to the serve as Senior Vice President and Chief Operating Officer, or COO. As COO Ms. Gala will continue to report to the Chief Executive Officer and will be responsible for developing and directing the management of Auxilio’s customer base and operations staff. She was originally appointed to the position of COO in June, 2009. Ms. Gala is 31.

The employment agreement has a term of two years, and provides for an annual base salary of $159,500.  Ms. Gala will also receive the customary employee benefits paid by the Company.  Ms. Gala shall also be entitled to receive a bonus of up to $40,000 per year, the achievement of which is based on the following personal and Company related performance metrics:

1.           5% of the bonus will be based on the Company achieving its goals for the closing of new contracts
2.           50% of the bonus will be tied to existing accounts achieving direct margin targets
3.           20% of the bonus will be tied to the renewal of the accounts in Ms. Gala’s territories
4.           25% of the bonus will be tied to successfully completing agreed upon corporate operational initiatives.

  In addition, Ms. Gala is eligible to receive additional compensation upon the renewals of accounts within her territory equal to approximately 5% of average monthly billings.

The Company may terminate Ms. Gala’s employment under this agreement without cause at any time on thirty days advance written notice, at which time Ms. Gala would receive severance pay for three months.

There is no currently proposed transaction, and since the beginning of fiscal year 2008 there has not been any transaction involving the Company and Ms. Gala which was a related person transaction within the meaning of Item 404(a) of Regulation S-K.

The foregoing summary of Ms. Gala’s employment agreement is not complete and is qualified in its entirety by reference to the full text of the employment agreement, which is filed hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits
10.1	Employment Agreement dated January 8, 2010 and effective as of January 1, 2010, by and between Auxilio, Inc. and Sasha Gala

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       AUXILIO, INC.

Date:           January 12, 2010

By:         /s/ Paul T. Anthony
Name:            Paul T. Anthony
Title:              Chief Financial Officer
                       Principal Financial Officer

Exhibits
10.1	Employment Agreement dated January 8, 2010 and effective as of January 1, 2010, by and between Auxilio, Inc. and Sasha Gala